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EXHIBIT 23.1

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 10, 2004, in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Archipelago Holdings, L.L.C. dated April 20, 2004.

/s/ Ernst & Young LLP

New York, New York
April 20, 2004

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  EXHIBIT 23.1